Exhibit 10.1

EMBREX, INC.

AMENDED AND RESTATED

INCENTIVE STOCK OPTION

AND NONSTATUTORY STOCK OPTION PLAN

(Re-adopted May 16, 2002 and most recently amended and restated February 10, 2005)

1. Purpose

The purpose of this Incentive Stock Option and Nonstatutory Stock Option Plan (hereinafter referred to as the “Plan”) is to provide a special incentive to selected individuals (“Participants”) who have made significant contributions to the business of Embrex, Inc. (hereinafter referred to as the “Company”). The Plan is designed to accomplish this purpose by offering such individuals an opportunity to acquire shares of the Common Stock of the Company so that they will share in the Company’s future growth and success. Options, stock awards, Restricted Stock Units and Stock Appreciation Rights may be awarded under this Plan and are collectively referred to herein as “awards.”

2. Administration and Types of Awards

(a) Administration. The Plan shall be administered by a Compensation Committee (the “Committee”) to be established by the Board of Directors of the Company (the “Board”). To the extent that the Board determines it to be desirable to qualify awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or to qualify transactions hereunder as exempt under Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Compensation Committee shall consist, as applicable, of two or more “outside directors” within the meaning of Section 162(m) or two or more “non-employee directors” within the meaning of Rule 16b-3. The Committee shall have authority, consistent with the Plan,

(1) to grant awards pursuant to this Plan;

(2) to determine which individuals shall be granted awards;

(3) to determine the time or times when awards shall be granted and the number of shares of Common Stock to be subject to each award;

(4) to determine the type of award, including the type of option, to be granted pursuant to this Plan;

(5) to determine the price of the shares subject to each award and the method of payment of such price, as applicable;

(6) to determine the time or times when each award becomes exercisable and the duration of the exercise period, as applicable;

(7) to prescribe the form or forms of the instruments evidencing any awards granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

(8) to adopt, amend and rescind rules and regulations for the administration of the Plan and awards granted hereunder and for its own acts and proceedings; and

(9) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

(b) Types of Options. Pursuant to this Plan, the Company is authorized to grant two types of options: “incentive stock options” within the meaning of Section 422 of the Code and nonstatutory stock options.

(c) Stock Awards. Pursuant to this Plan, the Company is authorized to award compensation in the form of stock awards. Stock awards shall be settled in shares of Common Stock of the Company.

(d) Restricted Stock Units. Pursuant to this Plan, the Company is authorized to grant Restricted Stock Units. Restricted Stock Units shall be settled in shares of Common Stock of the Company.

(e) Stock Appreciation Rights. Pursuant to this Plan, the Company is authorized to grant Stock Appreciation Rights. Stock Appreciation Rights shall be settled in shares of Common Stock of the Company.

3. Participants

(a) Incentive Stock Options. Incentive stock options shall be granted only to Participants who are, at the time of grant, employees of the Company or of any Parent Corporation or Subsidiary. No Participant shall be granted any incentive stock option under the Plan who, at the time such option is granted, owns, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary, unless the requirements of paragraph (4)(ii) of Section 7(a) are satisfied. A Participant who has been granted an incentive stock option may, if he or she is otherwise eligible, be granted an additional option or options if the Board shall so determine.

(b) Nonstatutory Stock Options. Nonstatutory stock options may be granted to Participants who are, at the time of grant, employees, officers, directors, consultants or advisors of the Company or of any Parent Corporation or Subsidiary or any other parties who have made a significant contribution to the business and success of the Company, as may be selected from time to time by the Board or Committee in its discretion. A Participant who has been granted a nonstatutory stock option may, if he or she is otherwise eligible, be granted an additional option or options if the Board shall so determine.

(c) Stock Awards, Restricted Stock Units and Stock Appreciation Rights. Stock awards, Restricted Stock Units and Stock Appreciation Rights shall be granted, in the sole discretion of the Board or Committee, to Participants who are, at the time of grant, employees, officers, directors, consultants or advisors of the Company or any Parent Corporation or Subsidiary of the Company, or any other parties who have made a significant contribution to the business and success of the Company.

4. Stock Subject to the Plan

Subject to adjustment as provided in Section 17 of the Plan, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is Three Million Four Hundred Thousand (3,400,000) shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If an award granted under the Plan shall expire or terminate for any reason without having been exercised or settled in full, the shares subject to such award shall again be available for subsequent grants under the Plan. Stock issuable upon exercise of an award granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board or the Committee.

5. Forms of Option Agreements

As a condition to the grant of any award under the Plan, each recipient of an award shall execute an agreement in a form not inconsistent with the Plan as shall be specified by the Board or the Committee at the time such award is authorized to be granted.

6. Annual Limitations

The following limitations shall apply to grants of options:

(a) No Participant shall be granted, in any fiscal year of the Company, options to purchase more than 300,000 shares of Common Stock.

(b) In connection with his or her initial service, a Participant may be granted options to purchase up to an additional 300,000 shares of Common Stock which shall not count against the limit set forth in Section 6(a) above.

(c) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17 hereof.

(d) If an option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 18) hereof, the canceled option will be counted against the limits set forth in Section 6(a) and Section 6(b) above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

7. Terms and Conditions of Options

All options granted under the Plan shall be subject to the following terms and conditions (except as provided in Section 11 hereof) and to such other terms and conditions as the Board or Committee shall determine to be appropriate to accomplish the purposes of the Plan:

(a) Incentive Stock Options

(1) Purchase Price. The purchase price per share of stock deliverable upon exercise of an option shall be determined by the Board or Committee on the date such option is granted; provided, however, that the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board, at the grant of such option, or less than 110% of such fair market value in the case of options described in paragraph (4)(ii) of Section 7(a) hereof.

(2) Option Period. Each option shall expire on such date as the Board or the Committee shall determine on the date such option is granted, but in no event after the expiration of ten years from the day on which the option is granted (or five years in the case of options described in paragraph (4)(ii) of Section 7(a) hereof), and shall be subject to earlier termination as provided in the Plan.

(3) Termination of Employment. No option may be exercised unless, at the time of such exercise, the Participant is, and has been, since the date of grant of his or her option, continuously employed by one or more of the Company, a Parent Corporation or a Subsidiary, except that if and to the extent the option agreement or instrument so provides:

(i) the option may be exercised within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for three (3) months following the Participant’s termination;

(ii) if the Participant dies while in the employ of the Company, a Parent Corporation or a Subsidiary or within three months after the Participant ceases to be such an employee, the option may be exercised within such period of time as is specified in the option agreement to the extent that the option is vested on the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement) by the Participant’s estate or by a person who acquires the right to exercise the option by bequest or inheritance. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the Participant’s death; and

(iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company, a Parent Corporation or Subsidiary, and ceases to be an employee as a result of such disability (a “Disability”), the Participant may exercise his or her option within such period of time as is specified in the option agreement to the extent the option is vested on the date of termination, but in no event later than the expiration date of the term of such option as set forth in the option agreement. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the Participant’s termination;

(iv) if the Participant ceases his or her employment with the Company, a Parent Corporation or Subsidiary because he or she is discharged for cause, the right to exercise the option shall terminate immediately upon such cessation of employment; provided, however, that in no event may any option be exercised after the expiration date of the option nor may any option be exercised to an extent greater than that exercisable on the last day of the Participant’s employment. For all purposes of the Plan and any award granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

(4) Limitations.

(i) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock with respect to which incentive stock options granted to any employee under the Plan (and under any other incentive stock option plans of the Company, and any Parent Corporation and Subsidiary) are exercisable for the first time shall not exceed $100,000 in any one calendar year. In the event that Section 422 of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this paragraph, the limitation of this paragraph shall be automatically adjusted accordingly.

(ii) Ten Percent Shareholder. If any employee to whom an option is to be granted under the Plan is at the time of the grant of such option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or any Subsidiary, then the following special provisions shall be applicable to the option granted to such individual: the purchase price per share of the Common Stock subject to such option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant and the option exercise period shall not exceed five years from the date of grant.

(b) Nonstatutory Stock Options

(1) Purchase Price. The purchase price per share of stock deliverable upon exercise of an option shall be determined by the Board or Committee on the date such option is granted; provided, however, that the exercise price shall not be less than one hundred percent (100%) of the fair market value of such stock, as determined by the Board or Committee, at the grant of such option.

(2) Option Periods. The period of an option shall not exceed ten years from the date of grant.

(3) Termination of Service. No option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her option, providing services to one or more of the Company, a Parent Corporation or a Subsidiary, except that if and to the extent the option agreement or instrument so provides:

(i) the option may be exercised within such period of time as is specified in the option agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). In the absence of a specified time in the option agreement, the option shall remain exercisable for three (3) months following the Participant’s termination;

(ii) if the Participant dies while providing services to the Company, a Parent Corporation or a Subsidiary or within three months after the Participant ceases to provide such services, the option may be exercised within such period of time as is specified in the option agreement to the extent that the option is vested on the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement) by the Participant’s estate or by a person who acquires the right to exercise the option by bequest or inheritance. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the Participant’s death; and

(iii) if the Participant ceases to provide services to the Company, a Parent Corporation or Subsidiary as a result of a Disability, the Participant may exercise his or her option within such period of time as is specified in the option agreement to the extent the option is vested on the date of termination, but in no event later than the expiration date of the term of such option as set forth in the option agreement. In the absence of a specified time in the option agreement, the option shall remain exercisable for twelve (12) months following the Participant’s termination;

(iv) if the Participant ceases to provide services to the Company, a Parent Corporation or Subsidiary because he or she is discharged for cause, the right to exercise the option shall terminate immediately upon such termination; provided, however, that in no event may any option be exercised after the expiration date of the option nor may any option be exercised to an extent greater than that exercisable on the last day of the Participant’s service.

(4) Director Options. Notwithstanding the Committee’s authority to administer the Plan as set forth in Section 2(a) hereinabove, options shall be granted to all nonofficer members of the Board upon their initial election to the Board and on an annual basis without further action by the Committee or the Board. Each qualifying director shall receive an option to purchase 2,500 shares at the fair market value of such shares on the date of grant upon his or her initial election or appointment to the Board and shall receive annually an option to purchase 5,000 additional shares at the fair market value of such shares on the date of grant. Director options shall be exercisable for a full ten-year period, whether or not a director remains with the Company for the entire period, and the vesting schedule for director options shall be at the discretion of the Committee. If a director has not qualified for an annual award under the schedule above because he or she was not still a director at the time of the annual grant, whether by reason of resignation, removal or death, the Committee shall, in its sole discretion, determine whether or not an option shall be awarded and the number of shares purchasable under any such option.

8. Exercise of Options

(a) Exercisability. Each option granted under the Plan shall be exercisable either in full or in installments at such time or times, and during such period, as shall be set forth in the agreement evidencing such option; provided, however, that no option granted under the Plan shall have a term in excess of ten years from the date of grant.

(b) Manner of Exercise; Consideration. A person electing to exercise an option shall give written notice to the Company, as specified by the Board or Committee, of his election and of the number of shares he/she has elected to purchase, such notice to be accompanied by such instruments or documents as may be required by the Board or Committee, and unless otherwise directed by the Board or Committee shall at the time of such exercise tender the purchase price in cash of the shares he/she has elected to purchase. For all nonstatutory stock options granted prior to April 30, 1998 and for all nonstatutory and all incentive stock options issued after April 30, 1998, payment of the purchase price of the shares may be made, at the discretion of the Participant, and to the extent permitted by the Board or Committee, (i) in cash, (ii) in Common Stock of the Company (valued at the fair market value thereof on the date of exercise) through the surrender of previously held shares of Common Stock of the Company (by delivery of stock certificates in negotiable form), (iii) by a combination of cash and Common Stock of the Company or (iv) with any other consideration (including payment in accordance with a cashless exercise program under which, if so authorized by the Participant, shares of Common Stock of the Company may be issued directly to the Participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer).

9. Payment for Issuance of Shares

(a) Partial Payment. Subject to applicable law, the Board or Committee may in its sole discretion permit the issuance of stock upon a partial payment under any plan it deems reasonable, provided that the then unpaid portion of the purchase price shall be evidenced by a promissory note at such rate of interest and upon such other terms and conditions as the Board or Committee shall deem appropriate. In all cases where stock is issued for less than present full payment of the purchase price, there shall be placed upon the certificate a legend setting forth the amount paid at issuance, and the amount remaining unpaid thereon, and that the shares are subject to call for the remainder and may not be transferred by the holder until the balance due thereon shall be fully paid.

(b) Limitations. The Company shall not be obligated to issue any shares unless and until, in the opinion of the Company’s counsel, all applicable laws and regulations have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, unless and until the shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company’s counsel. Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the shares will be made only in such manner as is permitted by the Board or Committee and that the Participant will notify the Company when he/she intends to make any disposition of the shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a shareholder only as to shares actually acquired by him/her under the Plan.

10. Nontransferability of Options

Unless determined otherwise by the Committee, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an option transferable, such option shall contain such additional terms and conditions as the Committee deems appropriate.

11. Replacement Options

The Company may grant options under the Plan on terms differing from those provided for in Section 7 where such options are granted in substitution for options held by employees of other corporations who concurrently become employees of the Company or a Subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Company or Subsidiary, or the acquisition by the Company or a Subsidiary of the business, property or stock of the employing corporation. The Committee may direct that the substitute options be granted on such terms and conditions as the Board or Committee considers appropriate in the circumstances.

12. Stock Awards

Stock awards are awards payable to Participants in shares of Common Stock. Stock awards may be granted either alone or in addition to cash awards. The Board or the Committee, in its sole discretion, shall determine eligibility, the number of shares covered by stock awards and all other terms and conditions of stock awards, which need not be identical with respect to all stock awards.

13. Restricted Stock Units

(a) Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one share of Common Stock at such future time and upon such terms as specified by the Board or the Committee in the agreement evidencing such award (the “Restricted Stock Unit Agreement”). The Board or the Committee may grant Restricted Stock Units that vest on the service of the Participant or on the attainment of performance goals determined by the Board or the Committee.

(b) Vesting of Restricted Stock Units. The Committee shall establish the vesting schedule applicable to Restricted Stock Units and shall specify the vesting and/or performance goal requirements in the Restricted Stock Unit Agreement. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Restricted Stock Units shall remain subject to forfeiture.

(c) Exercise. The terms and conditions of exercise of Restricted Stock Units shall be determined by the Committee and shall be set forth in the Restricted Stock Unit Agreement. As determined by the Committee, exercise of Restricted Stock Units may occur automatically upon vesting or may occur in conjunction with an election by the Participant to defer receipt of shares subject to the Restricted Stock Unit.

(d) Restricted Stock Unit Agreement. Each grant of Restricted Stock Unit(s) shall be evidenced by a Restricted Stock Unit Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive share(s) in the future, and shall incorporate such other terms and conditions as the Board or Committee, acting in its sole discretion, deems consistent with the terms of this Plan.

(e) Non-Transferability of Restricted Stock Units. Unless determined by the Board or Committee, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(f) Voting, Dividend & Other Rights. Restricted Stock Units shall not entitle a Participant to vote or to receive dividends until the Participant becomes the owner of the shares subject to the Restricted Stock Units.

14. Stock Appreciation Rights

(a) Grant of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive shares of Common Stock upon exercise equal to the excess of the fair market value of a share of Common Stock at the time of exercise, over a specified price, which shall not be less than one hundred percent (100%) of the fair market value of the share, subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

(b) Vesting of Stock Appreciation Rights. The Committee shall establish the vesting schedule applicable to Stock Appreciation Rights and shall specify the times, vesting and performance goal requirements in the agreement evidencing such award (the “Stock Appreciation Rights Agreement”). Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Stock Appreciation Rights shall remain subject to forfeiture.

(c) Exercise. Upon exercise of Stock Appreciation Rights, the Company shall issue to the Participant shares equal to the appreciation of the Stock Appreciation Rights.

(d) Termination of Service. No Stock Appreciation Right may be exercised unless, at the time of such exercise, the Participant is, and has been, since the date of grant of his or her Restricted Stock Unit, continuously providing services to one or more of the Company, a Parent Corporation or a Subsidiary, except that if and to the extent the Stock Appreciation Rights Agreement or instrument so provides:

(i) the Stock Appreciation Right may be exercised within such period of time as is specified in the Stock Appreciation Right Agreement to the extent that the Stock Appreciation Right is vested on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination;

(ii) if the Participant dies while providing services to the Company, a Parent Corporation or a Subsidiary or within three months after the Participant ceases to provide such service, the Stock Appreciation Right may be exercised within such period of time as is specified in the Stock Appreciation Right Agreement to the extent that the Stock Appreciation Right is vested on the date of death (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance. In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s death; and

(iii) if the Participant ceases to provide service as a result of a Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation

Right Agreement to the extent the Stock Appreciation Right is vested on the date of termination, but in no event later than the expiration date of the term of such Restricted Stock Unit as set forth in the Stock Appreciation Right Agreement. In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination;

(iv) if the Participant ceases to provide services to the Company, a Parent Corporation or Subsidiary because he or she is discharged for cause, the right to exercise the Stock Appreciation Right shall terminate immediately upon such cessation of services; provided, however, that in no event may any Stock Appreciation Right be exercised after the expiration date of the Stock Appreciation Right nor may any Stock Appreciation Right be exercised to an extent greater than that exercisable on the last day of the Participant’s service.

(e) Stock Appreciation Rights Agreement. Each grant of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive share(s) in the future, and shall incorporate such other terms and conditions as the Board or Committee, acting in its sole discretion, deems consistent with the terms of this Plan.

(f) Non-Transferability of Stock Appreciation Rights. Except as otherwise, no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(g) Voting, Dividend & Other Rights. Stock Appreciation Rights shall not entitle a Participant to vote or to receive dividends until the Participant becomes the owner of the shares subject to the Stock Appreciation Rights.

15. General Restrictions

(a) Investment Representation. The Company may require any person to whom an award is granted, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

(b) Compliance with Securities Laws. Each award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such a listing, registration or qualification.

16. Rights as a Shareholder

The holder of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17. Recapitalization

In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustments shall be made in the number and kind of shares available under the Plan and under any awards granted under the Plan. Such adjustments to outstanding awards shall be made without change in the total price applicable to the unexercised portion of such awards, and a corresponding adjustment in the applicable option price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option or which would cause any incentive stock option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

18. Reorganization

In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding awards, either (i) make appropriate provisions for the protection of any such outstanding awards by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon Participants as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to the awards immediately after such substitution over the purchase price thereof shall not be more than the excess of the aggregate fair market value of the shares subject to such awards immediately before such substitution over the purchase price thereof, or (ii) provide written notice to the Participants that all unexercised awards must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the exercise dates of outstanding awards shall automatically accelerate and the awards shall become fully vested and exercisable as of the date of such notice and shall remain exercisable for such specified period of days thereafter.

19. No Special Rights

In the event the holder of an award is also an employee of, or has any other relationship with, the Company, nothing contained in this Plan or in any award granted under the Plan shall confer upon any holder of an award any right with respect to the continuation of his or her employment or other relationship with the Company (or any Parent Corporation or Subsidiary), nor shall it interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary) at any time to terminate such employment or other relationship or to increase or decrease the compensation of the holder of the award from the rate in existence at the time of the grant of an award. Whether an authorized leave or absence, or absence in military or governmental service, shall constitute termination or cessation of employment for purposes of this Plan shall be determined by the Board, except as regulated by law.

20. Definitions

(a) Subsidiary. The term “Subsidiary” as used in the Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b) Parent Corporation. The term “Parent” and “Parent Corporation” as used in the Plan shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

21. Amendment

The Board or the Committee may at any time discontinue granting awards under the Plan. In addition, the Board may at any time and from time to time modify or amend the Plan in any respect, except that any modification or amendment of the Plan shall be subject to shareholder approval when applicable NASD rules or SEC or IRS regulations would require such approval. The modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an award previously granted to him or her; provided, however, that with the consent of the Participant affected, the Board may amend outstanding awards in a manner not inconsistent with the Plan and, with respect to incentive stock options, the Board shall have the right to amend or modify the terms and provisions of the Plan and of any such options outstanding granted under the Plan to the extent necessary to qualify any or all such options for favorable income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

22. Withholding

The Company’s obligation to deliver shares upon the exercise of any award granted under the Plan shall be subject to the holder’s satisfaction of all applicable Federal, state and local tax withholding requirements.

23. Section 16 Compliance

With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor rules under the 1934 Act. To the extent that any provision of this Plan or action by the Committee or Board fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee or Board.

24. Effective Date and Duration of the Plan

(a) Effective Date. The Plan shall become effective when adopted by the Board, but no award granted under the Plan shall become exercisable and no stock award shall be granted unless and until the Plan shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, any awards previously granted under the Plan shall terminate and no further awards shall be granted. Subject to this limitation, awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination. The Plan shall terminate upon the earlier of (i) the close of business on the day preceding the tenth anniversary of the date of its adoption by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of awards granted under the Plan. If the date of termination is determined under (i) above, awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.